Exhibit 4(a)(ii)

Cabot Corporation

and

The First National Bank of Boston, Trustee

First Supplemental Indenture

Dated as of June 17, 1992

Supplemental to the Indenture

Dated as of December 1, 1987

FIRST SUPPLEMENTAL INDENTURE, dated as of June 17, 1992, between CABOT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal executive offices at 75 State Street, Boston, Massachusetts, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (herein called the “Trustee”), having its principal corporate trust office at 150 Royall Street, Canton, Massachusetts.

RECITALS

WHEREAS, the Company has entered into an Indenture dated as of December 1, 1987 (as the same may be modified by the Trust Indenture Reform Act of 1990, the “Indenture”), with the Trustee to provide for the issuance from time to time of the Company’s Securities, to be issued in one or more series; and

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture to provide for uncertificated Securities, and to make any change that does not adversely affect the rights of any Securityholder;

WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of supplementing and amending the Indenture as set forth herein with respect to any series of Securities issued on or after the date hereof; and

WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Notes, when executed by the Company and authenticated by/or on behalf of the Trustee, the valid obligations of the Company and to make this First Supplemental Indenture a valid and binding supplement to the Indenture.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Securities by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of any series of Securities issued after the date hereof, with respect to any series of Securities issued after the date hereof, as follows:

Section 1.  Definitions.  Capitalized terms not defined herein shall have their associated meanings as defined in the Indenture.

Section 2.  Permanent Global Securities.  The following provisions shall be effective with respect to any series of Securities issued on or after the date hereof.

Section 2.1.  Certain Definitions.  The following terms shall have their associated meanings:

Section 2.1.1.  “Depository” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such series by the Company, which Depository shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and if at any time there is more than one such person, “Depository” as used with respect to the Securities of any series shall mean the Depository with respect to the securities of such series.

2.1.2.  “Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form prescribed in Section 2.01 of the Indenture and Section 2 of this First Supplemental Indenture evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

2.2.  Acts of Holders.  The Depository, as a Holder, may appoint agents and otherwise authorized participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.3 Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository.  This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.”

2.4.  Terms of Securities.  An indenture supplemental to the Indenture or a Board Vote (and, to the extent not set forth in the Board Vote, in an officers’ Certificate detailing the Adoption of terms pursuant to the Board Vote) shall establish whether the Securities of a series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

2.5   Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.06 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.06 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in either such case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate that such Global Security shall be so exchangeable or (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would be an Event of Default with respect to the Securities represented by such Global Security.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.5, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

2.6.  Acceleration.  Notwithstanding any provisions to the contrary contained in Section 6.02 of the Indenture and in addition thereto, upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be.  The Holders on such record date, or their duly designated proxies, and only such Holders, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, however, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 2.6.

2.7   Control by Majority.  Notwithstanding any provisions to the contrary contained in Section 6.05 of the Indenture, and in addition thereto, upon receipt by the Trustee of any direction with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the date the Trustee receives such direction.  The Holders on such record date, or their duly designated proxies, and only such Holders, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, however, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 2.7.

Section 3.  Amendment to Definition of “TIA”.  The definition of the term “TIA” contained in Section 1.01 of the Indenture is hereby deleted in its entirety, and the following definition is hereby substituted therefor:

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

Section 4.  Amendment to Section 4.01 of the Indenture.  The first sentence of definition of the term “Debt” contained in Section 4.01 of the Indenture is hereby deleted in its entirety, and the following sentence is hereby substituted therefor:

“Debt” means any debt for money borrowed or any guarantee of such debt, but excludes any non-recourse debt for money borrowed incurred to develop any electrical generating facilities or to develop or exploit any oil, gas or other mineral property.

Section 5.  Amendment to Section 4.03 of the Indenture.  The ninth paragraph of Section 4.03 of the Indenture is hereby deleted in its entirety, and the following paragraph is hereby substituted therefor:

(9)  the Lien is on any electrical generating facility to secure non-recourse debt or is on any oil, gas or other mineral property or on oil, gas or other minerals or other products or by-products produced or extracted from that oil, gas or other mineral property to secure non-recourse debt.

Section 6.  Amendment to Section 6.01 of the Indenture.  The fourth paragraph of Section 6.01 of the Indenture is hereby amended by deleting the dollar figure “$5,000,000” contained therein and substituting therefor the dollar figure of “$25,000,000.”

Section 7.  Amendment to Section 6.02 of the Indenture.  The first and second sentences of Section 6.02 of the Indenture are hereby deleted in their entirety, and the following sentences are hereby substituted therefor:

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of outstanding Securities of that Series by notice to the Company and the Trustee, may declare that the principal of and accrued interest (or, if any of the Securities of that series are original issue discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) shall be due and payable immediately.  Upon such declaration, such principal (or specified amount) and interest shall be due and payable immediately.

Section 8.  Amendment to Section 8.01 of the Indenture.  Clause (2) of the second paragraph of Section 8.01 of the Indenture is hereby deleted in its entirety, and the following clause (2) is hereby substituted therefor:

(2) The Company (i) irrevocably deposits in trust with the Trustee money or U.S. Government obligations (a) sufficient to pay the principal of, and interest and premium, if any, on the Securities of such Series to maturity or redemption, as the case may be, or (b) in the case of a Series of Securities which provides for a mandatory sinking fund, sufficient to make all mandatory sinking fund payments to maturity and sufficient to pay at maturity any principal of and interest on such Series for Securities of such Series not redeemed prior to maturity (other than monies paid to the company or discharged from trust in accordance with Section 8.03) and (ii) delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this paragraph and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which opinion shall be based upon at least one of the following authorities: (a) a public ruling of the Internal Revenue Service, (b) a private ruling of the Internal Revenue Service issued to the Company with respect to such Securities, (c) a provision of the Internal Revenue Code or (d) a final regulation promulgated by the Department of the Treasury.

Section 9.  Incorporation of Indenture.  From and after the date hereof, the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

Section 10.  Acceptance of Trust.  The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental Indenture.

Section 11.  Recitals.  The recitals contained in the Indenture and the Securities shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of the Indenture, as supplemented by this First Supplemental Indenture.

Section 12.  Amendments.  All amendments to the Indenture made hereby shall have effect only with respect to all Securities of any series created subsequent to the date hereof.

Section 13.  Counterparts.   This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

CABOT CORPORATION

By  /s/ William J. Rainey

Title: Vice President

ATTEST:

/s/ Heather T. Ralph

Title:

THE FIRST NATIONAL BANK OF BOSTON,

  as Trustee

By  /s/ Mark Nelson

Title:  Authorized Officer

ATTEST:

/s/ Morton L. Leary___________________

Title: Senior Account Administrator

County of Suffolk:)

SS.:

Commonwealth of Massachusetts)

On the 17th day of June, 1992, before me personally came William J. Rainey, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Cabot Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Carol F. Doucette

Notary Public

My commission expires: 4-12-96

County of Suffolk:)

SS.:

Commonwealth of Massachusetts)

On the 17th day of June, 1992, before me personally came Mark Nelson, to me known, who, being by me duly sworn, did depose and say that he is the Senior Manager of The First National Bank of Boston, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ [Signature Illegible]

Notary Public

My commission expires: 9-27-96